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EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ConectiSys Corporation

We hereby consent to the use in the prospectus constituting a part of the foregoing Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-116895) of our report dated December 14, 2004, relating to the consolidated financial statements of ConectiSys Corporation appearing in the Company's Annual Report on Form 10-KSB as of September 30, 2004 and for the years ended September 30, 2004 and 2003.

We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form SB-2.

                                                    /S/ HURLEY & COMPANY

Granada Hills, California
February 3, 2005